 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 6, 2009
(Date of earliest event reported)

RAHAXI, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On May 6, 2009, the Board of Directors of Rahaxi, Inc. (the ”Company”) approved the issuance of shares of common stock to certain executives of the Company as incentive compensation.  The Board approved the issuance of 35 million shares of common stock to Paul Egan, President and Chief Executive Officer; 25 million shares to Ciaran Egan, Chief Financial Officer, and 10 million shares to Fionn Stakelum, Director of European Operations.

Based on our stock price on the date of issuance, the shares have an aggregate value of $2,800,000, which will be recorded as an expense for executive compensation. The shares issuances were made pursuant to an exemption from registration under Regulation S and/or Regulation D under the Securities Act of 1933, as amended.  The shares are restricted securities, subject to compliance with Rule 144 under the Securities Act, with respect to any resales.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAHAXI, INC.

Dated: May 15, 2009	By:	/s/ Paul Egan
Paul Egan
President & CEO